UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Takeda Separation Agreement

On March 15, 2016, Orexigen Therapeutics, Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Takeda Pharmaceutical Company Limited (“Takeda”), which terminates the Amended and Restated Collaboration Agreement between the Company and Takeda, dated July 31, 2015 (the “Collaboration Agreement”), and the Manufacturing Services Agreement between the Company and Takeda, dated September 2, 2014 (the “Manufacturing Agreement”), effective automatically upon the end of a transition period, which will be the earlier of (i) the date that is 180 days after the closing of the transactions contemplated by the Separation Agreement, (ii) September 30, 2016, (iii) the date of first commercial sale of Contrave® by the Company in the United States or (iv) the effective date of the Company’s notice to Takeda that it is terminating the transition period under the Separation Agreement. In general, the obligations of the parties under the Collaboration Agreement continue until the end of the transition period. The Separation Agreement provides for the transfer of certain rights and assets to the Company and provides for the transition of activities under the Collaboration Agreement from Takeda to the Company during the transition period. The obligations of the parties under the Separation Agreement are conditioned upon (i) the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvement Act, as amended, (ii) the payment by the Company to Takeda of the $60 million initial payment and (iii) the execution of certain related agreements, including a transition services agreement and amendments to certain other agreements between the parties. The Company will pay Takeda an additional $15 million in January 2017 provided that Takeda substantially performs its obligations under the Separation Agreement and related agreements, including certain specified activities. The Company may also be obligated to pay Takeda milestone payments of $10 million, $20 million, $30 million and $50 million, based on the achievement of annual Contrave® net sales milestones of $200 million, $300 million $400 million and $600 million, respectively, in any year following the end of the transition period. Each such milestone payment shall be payable only once but more than one may be payable with respect to net sales in a single year. The Separation Agreement is not terminable by the parties except that either party may terminate the Separation Agreement if the closing has not occurred within sixty (60) days after the date of the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the Separation Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2016, requesting confidential treatment for certain portions.

Convertible Note Financing

On March 15, 2016, the Company entered into a securities purchase agreement (the “Purchase Agreement”), with various purchasers (collectively, the “Purchasers”) for the sale of $165,000,000 aggregate principal amount of the Company’s 0% Convertible Senior Secured Notes due 2020 (the “Notes”) and related warrants (“Warrants”) to purchase up to 220,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and 220,000 shares of preferred stock, par value $0.001 per share (together with the Notes, Warrants and Common Stock underlying the Notes and Warrants, the “Securities”) to qualified institutional buyers and accredited investors (the “Offering”). The Offering is being led by funds managed by The Baupost Group, L.L.C. (collectively, “Baupost”), a holder of approximately 18.1% of the Company’s outstanding Common Stock, and is expected to close on March 21, 2016, subject to the satisfaction of the closing conditions set forth in the Purchase Agreement. The Company intends to use the net proceeds from the Offering, after the placement agents’ fees and offering expenses, of approximately $158.5 million for general corporate purposes, including development and commercialization activities, clinical trials, including post-marketing studies, and working capital.

The Notes, Warrants and Shares will be sold at a price equal to 100% of the principal amount thereof. Following the Trigger Date (as defined below), the Notes and Warrants can be settled in cash until the Company obtains the requisite approval (“Stockholder Approval”) from its shareholders to (a) amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized but unissued shares of Common Stock to an amount sufficient to permit the conversion of all outstanding Notes and Warrants into shares of Common Stock at the then applicable Conversion Rate (as defined below) or exercise price; (b) approve the sale and issuance of the maximum number of shares of Common Stock upon conversion of the Notes and exercise of the Warrants, based on the then applicable Conversion Price or exercise price, as applicable, as required by Nasdaq Rule 5365; and (c) approve the sale and issuance of the shares of Common Stock upon conversion of Notes and exercise of the Warrants to Baupost that may result in a change of control (as interpreted by The Nasdaq Stock Market LLC) of the Company as required by Nasdaq Rule 5365(b). From and after the date that is six months following the closing date (“Trigger Date”) and if Stockholder Approval has not been obtained, all or any portion of the aggregate principal amount of the Notes shall be convertible, at any time, in the sole discretion of the holder, into an amount of cash determined by multiplying (i) the Conversion Rate by (ii) the average of the volume weighted average price per share during a 5-day observation period (the “Average Daily VWAP”); in addition, if the Company does not receive Stockholder Approval by the Trigger Date, the Notes held by qualifying Purchasers will bear interest at a rate of 8.0% per annum and the Conversion Rate shall be increased by 20% until Stockholder Approval is obtained. From and after the date that the Company obtains Stockholder Approval, the Notes shall only be convertible (without regard to the Trigger Date) into a number of shares of Common Stock of the Company at the Conversion Rate. In the event of a change of control transaction at any time and without regard to the Trigger Date or whether Stockholder Approval is obtained, the Notes will be convertible for a period beginning on the closing of such change of control transaction and ending 35 days after the closing of such transaction.

The Conversion Rate will be approximately 1,333.33 shares of Common Stock for each $1,000 principal amount of Notes, which represents an initial conversion price of $0.75 per share of Common Stock. The Conversion Rate and the corresponding conversion price will be subject to adjustment for certain events, but will not be adjusted for accrued and unpaid interest.

The Notes will be issued pursuant to an indenture to be entered into between the Company and U.S. Bank National Association as trustee and collateral agent thereunder (the “Indenture”), dated as of the date of the closing of the Offering. The Notes will be secured by a perfected first-priority security interest in substantially all of the Company’s current and future assets, subject to customary exclusions specified by a Security Agreement, dated as of the closing date of the Offering, by and between the Company and the Collateral Agent. The security interests shall be released once less than 25% of the original principal amount of Notes issued on the date of the Indenture remains outstanding. Upon the occurrence of certain fundamental changes or adverse events related to the regulatory approval for, commercialization of, and net sales of Contrave®, as described in the Indenture, holders of the Notes will, at their option, have the right to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the aggregate principal amount of Notes. The Notes will not be redeemable by the Company, in whole or in part, prior to the receipt of Stockholder Approval. From and after receipt of Stockholder Approval, the Notes will not be redeemable by the Company, in whole or in part, without the consent of the holders of not less than 70% in aggregate principal amount of the Notes at the time outstanding.

The Purchasers will receive Warrants exercisable for a number of shares of Common Stock equal to the aggregate principal amount of the Notes acquired by the Purchasers, multiplied by the Conversion Rate. The exercise price of the Warrants is $1.50 (the “Exercise Price”) and the Warrants have a 10-year term. From and after the Trigger Date and if Stockholder Approval has not been obtained, all or any portion of the Warrants will be exercisable, at any time, in the sole discretion of the holder, into an amount of cash determined by multiplying the number of Warrants exercised by the sum of: (i) the Average Daily VWAP minus (ii) the Exercise Price. From and after the date that the Company obtains Stockholder Approval, the Warrants shall only be exercisable (without regard to the Trigger Date) for a number of shares of Common Stock of the Company at the Exercise Price. In the event of a change of control transaction at any time and without regard to the Trigger Date or whether Stockholder Approval is obtained, the Warrants will be exercisable for a period beginning on closing of such change of control transaction and ending 35 days after such transaction.

The sale of the Securities is being made only to accredited investors and qualified institutional buyers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. None of the Securities or any shares of our Common Stock issuable upon conversion of the

Notes or exercise of the Warrants have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, these Securities, nor will there be any sale of these Securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Investor Rights Agreement

On March 15, 2016, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with Baupost and the other Purchasers (collectively, the “Investors”) party thereto in connection with the Offering. Pursuant and subject to the terms of the Investor Rights Agreement, the Investors are entitled to customary demand and piggyback registration rights. Baupost shall have an unlimited number of demands (including with respect to underwritten offerings, shelf registrations and takedowns), except that Baupost shall have no more than one demand right underwritten offering in any six-month period with minimum anticipated proceeds in any such underwritten offering of $20.0 million. The other Purchasers shall have no more than two demands for underwritten offerings, provided that no such Purchaser shall be entitled to demand more than one underwritten offering in any one-year period with minimum anticipated proceeds in any such underwritten offering of $20.0 million. The Investor Rights Agreement also includes customary indemnification and expense reimbursement obligations in connection with registrations conducted pursuant to the Investor Rights Agreement.

In connection with the Offering and pursuant to the Investor Rights Agreement, Baupost is entitled to designate two directors for so long as it and its affiliates hold at least 20% of the Company’s outstanding Common Stock and one director for so long as it and its affiliates hold at least 10% but less than 20% of the Company’s outstanding Common Stock and is entitled to have a representative serve as a non-voting board observer until the date Baupost or its affiliates have ownership of less than 10% of the Company’s outstanding Common Stock. The Company has agreed to increase the size of the Board from eight to ten directors at such time as Baupost appoints such directors.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 15, 2016, the Company entered into the Separation Agreement which terminates the Collaboration Agreement and Manufacturing Agreement, effective automatically upon the end of a transition period set forth in the Separation Agreement. Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information required to be reported under this Item 2.03 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be reported under this Item 3.02 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the approval of the Purchase Agreement, the Board approved a Certificate of Designations, Preferences and Rights of Series Z Non-Convertible, Non-Voting Preferred Stock (the “Certificate of Designations”). The Certificate of Designations will be filed with the Secretary of State of the State of Delaware. The Certificate of Designations designates 220,000 shares of the Company’s authorized preferred stock as Series Z Non-Convertible, Non-Voting Preferred Stock and sets forth the rights, powers and preferences of the Series Z Non-Convertible, Non-Voting Preferred Stock. The Company will file the Certificate of Designations immediately prior to the closing of the Offering, which is expected to occur on March 21, 2016.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company has updated its corporate presentation that it uses when meeting with investors. The Company’s updated corporate presentation is attached hereto as Exhibit 99.2.

All of the information furnished in this Item 7.01 and Item 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference in any filing under the Securities Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 8.01	Other Events.

On March 15, 2016, the Company issued a press release announcing the Separation Agreement. A copy of the press release is being filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series Z Non-Convertible, Non-Voting Preferred Stock.

10.1	Securities Purchase Agreement, dated as of March 15, 2016, by and among the Company and each purchaser party thereto.

10.2	Investor Rights Agreement, dated as of March 15, 2016, by and among the Company, Baupost, and the other investors party thereto.

10.3	Form of Indenture to be entered into between the Company and U.S. Bank National Association, as trustee and collateral agent.

10.4	Form of Warrant.

10.5	Form of Note.

10.6	Form of Security Agreement.

99.1	Press Release, dated March 15, 2016.

99.2	Corporate Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: March 15, 2016	By:	/s/ Michael A. Narachi
	Name:	Michael A. Narachi
	Title:	President and Chief Executive Officer

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series Z Non-Convertible, Non-Voting Preferred Stock.

10.1	Securities Purchase Agreement, dated as of March 15, 2016, by and among the Company and each purchaser party thereto.

10.2	Investor Rights Agreement, dated as of March 15, 2016, by and among the Company, Baupost, and the other investors party thereto.

10.3	Form of Indenture to be entered into between the Company and U.S. Bank National Association, as trustee and collateral agent.

10.4	Form of Warrant.

10.5	Form of Note.

10.6	Form of Security Agreement.

99.1	Press Release, dated March 15, 2016.

99.2	Corporate Presentation.